                                                                  Exhibit 99.1

[RHDonnelley Logo]

                                                                     NEWSrelease

CONTACT:                                                      CONTACT:
Jenny L. Apker                                                James M. Gruskin
800/497-6329                                                  800/497-6329

               R.H. DONNELLEY REPORTS SECOND QUARTER 2004 RESULTS

          COMPLETES CORPORATE RELOCATION; REPAYS $60.9 MILLION OF DEBT

CARY, N.C., July 28, 2004 -- R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today reported second quarter 2004 income available to common shareholders of $27.7 million, or $0.65 per diluted share. RHD's second quarter 2004 net income before preferred dividends was $33.1 million, resulting in adjusted diluted earnings per share of $0.79. In the second quarter, RHD repaid $60.9 million of debt after bond interest payments of $47.0 million. See the attached schedules for a reconciliation of non-GAAP measures presented in this release to the most comparable GAAP measures.
         David C. Swanson, Chairman and Chief Executive Officer, said, "During the second quarter, we again delivered solid results consistent with our plan. We continued to see the benefits of the process improvements that we have been implementing in our larger markets following the Sprint transaction, as they were primarily the ones that drove our publication sales and revenue growth in the quarter. As a result, we continue to expect that our Sprint markets will achieve our publication sales and revenue guidance for the year. In the second quarter we also completed the relocation to our new corporate headquarters in Cary, North Carolina. Now that we are under one roof, we believe we are better positioned to efficiently manage the demands of our growing company. "

SECOND QUARTER RESULTS - INCLUDING ADJUSTMENTS AND NON-GAAP MEASURES
         Publication sales for RHD's Sprint-branded directories during the second quarter of 2004 were $137.8 million, up 2.2% from adjusted publication sales of $134.9 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period. Most of the Company's publications performed better compared to last year, driven by improving advertiser renewal rates and an increase in new advertisers.
         Net revenue in the quarter was $144.6 million, up 0.7% from adjusted net revenue of $143.6 million in the second quarter of 2003. Operating expenses excluding depreciation and amortization were $72.4 million compared to $66.4 million on an as adjusted basis for the same period in 2003. The increase in operating expenses in second quarter 2004 was primarily driven by costs associated with the corporate relocation and increased sales and marketing expenses, partially offset by lower bad debt expense as well as synergies related to the SPA integration. Operating income for the second quarter of 2004 was $92.1 million, compared to adjusted operating income for the second quarter of 2003 of $96.1 million as a result of higher operating expenses as well as lower partnership income from DonTech. EBITDA for the quarter was $107.0 million, compared to adjusted EBITDA of $112.5 million in the prior year.
         For the six months ended June 30, 2004, operating income was $178.9 million compared to $178.6 million on an as adjusted basis for the same period in 2003. EBITDA for the six months ended June 30, 2004 was $208.2 million, compared to adjusted EBITDA of $211.1 million in the prior year. EBITDA and operating income for the first half of 2004 reflects costs of over $10 million associated with the corporate headquarters relocation and purchase accounting adjustments for the SPA acquisition.
         Partnership income from DonTech for the second quarter of 2004 was $34.8 million, down 1.5% from $35.3 million in the prior year. (DonTech operating results are described below.)
         Net interest expense for the second quarter of 2004 was $37.5 million, compared to net interest expense for the second quarter of 2003 of $43.3 million, reflecting lower interest rates and lower average debt outstanding. See the attached schedules for reconciliations of non-GAAP measures to the most comparable GAAP measures.

SECOND QUARTER - REPORTED GAAP RESULTS
         Second quarter net revenue was $144.6 million compared to $38.6 million in the prior year. Operating expenses including depreciation and amortization were $87.3 million compared to $63.4 million in the prior year. Partnership income was $34.8 million for the quarter versus $35.3 million in the prior year. Operating income in the quarter was $92.1 million versus $10.5 million in the prior year. Net interest expense in the quarter was $37.5 million compared to $43.3 million in the second quarter of 2003. Net income available to common shareholders for the quarter was $27.7 million or $0.65 per diluted share compared to a loss of $24.9 million or $0.81 per diluted share in the second quarter of 2003. For the six months ended June 30, 2004, operating income was $178.9 million versus a loss of $11.5 million in the prior year.

DONTECH OPERATING RESULTS
         Publication sales at DonTech were $89.4 million for the quarter, down 1.5% compared to $90.8 million in the second quarter of 2003 and resulted from the decline in calendar sales previously disclosed in the fourth quarter of 2003 and the first quarter of 2004.
         Second quarter calendar sales for DonTech, which represent the value of actual sales contracts signed in the period, were $119.5 million, down 0.5% compared to $120.1 million last year. The decrease in calendar sales is largely driven by a decline in sales related to directories published late in the second quarter and early in the third quarter of this year. Partnership income from DonTech in the second quarter of 2004 was $34.8 million, down 1.5% from $35.3 million last year, primarily reflecting the decrease in calendar sales in the second quarter of 2004.
         DonTech is accounted for under the equity method. As such, the Company does not consolidate DonTech's revenue and expenses in its consolidated results, rather it reports the Company's share of DonTech's net income and revenue participation income from SBC Communications Inc. (NYSE: SBC), which are both based on DonTech's calendar sales and reported collectively as partnership income. DonTech is a perpetual partnership between RHD and SBC Communications to sell yellow pages advertising in Illinois and Northwest Indiana. On July 28, 2004, RHD announced it has signed a definitive agreement to acquire SBC's directory publishing business in Illinois and Northwest Indiana, including SBC's interest in DonTech, for $1.45 billion in cash. For additional detail, please refer to the press release issued today, which can be accessed by visiting RHD's website at www.rhd.com under "Investor Relations".

CASH FLOW AND DEBT
         The Company generated cash flow from operations of $52.8 million in the quarter. Free cash flow (cash flow from operations less capital expenditures and software investment) for the quarter was $46.8 million. Cash flow used in the quarter for capital expenditures and software investment totaled $6.0 million, debt repayment totaled $60.9 million, proceeds from stock option exercises totaled $1.7 million.
         As of June 30, 2004, total debt outstanding totaled $1,942.7 million. As of June 30, 2004, the ratio of total debt to 2004 forecasted EBITDA of approximately $415 million is approximately 4.7 to 1.0.

OUTLOOK

         As a result of a net operating loss carryback, the Company expects to receive a net federal tax refund of approximately $40 million in the third quarter, and accordingly is increasing 2004 full year guidance for cash flow from operations to $312 million from $272 million and for free cash flow to $297 million from $257 million. In addition, RHD is revising guidance for the year-over-year change in DonTech publication sales to a decline of 3.0% from original guidance of a decline of 2.2% as a result of the trends discussed above.

ADJUSTMENTS TO RESULTS
         In 2004, adjusted earnings per share assumes conversion of the preferred stock at the beginning of the period in order to be consistent with the 2003 presentation.
         As a result of the SPA acquisition, the related financing and associated accounting, certain adjustments were made to the 2003 GAAP results in order to enhance comparability with prior and future periods. The primary 2003 adjustments were recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented.
         See the Company's Current Report on Form 8-K filed with the SEC on May 2, 2003 for further details regarding the adjustments and non-GAAP financial measures. All non-GAAP financial measures are reconciled to the most comparable GAAP reported results within the attached schedules.

SECOND QUARTER CONFERENCE CALL
         R.H. Donnelley's second quarter conference call will be held on July 29, 2004 at 9:00 a.m. EST and can be accessed by dialing 888-387-9606 (domestic) or 484-630-7198. Please note the change from the previously announced time in order to accommodate the announcement of the SBC transaction. The passcode for the call is "RHD". Please dial in to the call by 8:50 a.m. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 866-441-8821 (domestic) or 203-369-1062 (international). The recording will be available through August 10, 2004. There is no passcode for the replay.

ABOUT R.H. DONNELLEY
         R.H. Donnelley is a leading yellow pages publisher and directional media company. Directional media is where consumers go to find who sells the goods and services they are ready to purchase. R.H. Donnelley publishes approximately 260 directories under the Sprint Yellow Pages(R) brand in 18 states, with major markets including Las Vegas, Orlando, and Lee County, Florida. The Company also offers online city guides and search web sites in these major markets under the Best

Red Yellow Pages brand at www.bestredyp.com. In addition, R.H. Donnelley serves as the exclusive sales agent for 129 SBC directories under the SBC Yellow Pages(R) brand in Illinois and northwest Indiana through DonTech, its perpetual partnership with SBC. Including DonTech, R.H. Donnelley serves more than 260,000 local and national advertisers. For more information, please visit R.H. Donnelley at www.rhd.com.




Safe Harbor Provision
---------------------
Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will", "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) SBC's or DonTech's actions, which could adversely impact our results of operations and financial condition; (6) failure to consummate the acquisition of SBC's directory publishing business in Illinois and Northwest Indiana; (7) reliance on and extension of credit to small- and medium-sized businesses; (8) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (9) general economic conditions and consumer sentiment in our markets; and (10) fluctuations in the price and availability of paper.

R.H. DONNELLEY CORPORATION                                           SCHEDULE 1
INDEX OF SCHEDULES


Schedule 1:    Index of Schedules

Schedule 2:    Unaudited Consolidated Statements of Income
               For the three and six months ended June 30, 2004 and 2003

Schedule 3: Unaudited As Adjusted Consolidated Statements of Income for the three months ended June 30, 2004 and 2003

Schedule 4: Unaudited As Adjusted Consolidated Statements of Income for the six months ended June 30, 2004 and 2003

Schedule 5: Unaudited Consolidated Balance Sheets at June 30, 2004, March 31, 2004 and December 31, 2003

Schedule 6:    Unaudited Consolidated Statements of Cash Flows
               For the three and six months ended June 30, 2004

Schedule 7: Reconciliation of Reported to As Adjusted Unaudited Consolidated Statements of Income For the three months ended June 30, 2004 and 2003, respectively

Schedule 8:    Reconciliation of Reported to As Adjusted
               Unaudited Consolidated Statements of Income
               For the six months ended June 30, 2004 and 2003, respectively

Schedule 9:    Reconciliation of Non-GAAP Measures

Schedule 10: Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures

R.H. DONNELLEY CORPORATION                                          SCHEDULE 2
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)


AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE
---------------------------------------------------------------------------------------------------------
                                            THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                            -------------------------------------------------------------
                                              2004             2003             2004               2003
                                            REPORTED         REPORTED         REPORTED           REPORTED
---------------------------------------------------------------------------------------------------------
Net revenue (1)                            $   144.6         $   38.6         $   288.4         $    51.0

Expenses                                        72.4             47.0             138.9              89.0

Depreciation and amortization                   14.9             16.4              29.3              32.5

Partnership income                              34.8             35.3              58.7              59.0
                                           --------------------------------------------------------------
OPERATING INCOME (LOSS)                         92.1             10.5             178.9             (11.5)

Interest expense, net                          (37.5)           (43.3)            (77.8)            (91.9)

Other income, net                                 --              0.7                --               1.5
                                           --------------------------------------------------------------
PRE-TAX INCOME (LOSS)                           54.6            (32.1)            101.1            (101.9)

Tax (provision) benefit                        (21.5)            13.2             (39.9)             41.8
                                           --------------------------------------------------------------
NET INCOME (LOSS)                               33.1            (18.9)             61.2             (60.1)

Preferred dividend                               5.4              6.0              10.7              48.1
                                           --------------------------------------------------------------
INCOME (LOSS) AVAILABLE TO COMMON          $    27.7         $  (24.9)        $    50.5         $  (108.2)
                                           ==============================================================

EARNINGS PER SHARE (EPS): (4)
   Basic                                   $    0.68         $  (0.81)        $    1.25         $   (3.56)
   Diluted                                 $    0.65         $  (0.81)        $    1.20         $   (3.56)

SHARES USED IN COMPUTING EPS:
   Basic                                        31.2             30.6              31.1              30.4
   Diluted                                      32.5             30.6              32.4              30.4

---------------------------------------------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                          SCHEDULE 3
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)


AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE
-------------------------------------------------------------------------------------------------------
                                            THREE MONTHS ENDED JUNE 30,
                                         ---------------------------------
                                              2004              2003                    VARIANCE
                                         AS ADJUSTED (2)   AS ADJUSTED (2)         $                %
-------------------------------------------------------------------------------------------------------
Net revenue (1)                            $   144.6         $   143.6         $    1.0             0.7%

Expenses                                        72.4              66.4             (6.0)           (9.0%)

Depreciation and amortization                   14.9              16.4              1.5             9.1%

Partnership income                              34.8              35.3             (0.5)           (1.4%)
                                           ------------------------------------------------------------
OPERATING INCOME                                92.1              96.1             (4.0)           (4.2%)

Interest expense, net                          (37.5)            (43.3)             5.8            13.4%
                                           ------------------------------------------------------------
PRE-TAX INCOME                                  54.6              52.8              1.8             3.4%

Tax provision                                  (21.5)            (20.3)            (1.2)           (5.9%)
                                           ------------------------------------------------------------
NET INCOME                                      33.1              32.5            (32.5)         (100.0%)

Preferred dividend (3)                            --                --               --             0.0%

                                           ------------------------------------------------------------
INCOME AVAILABLE TO COMMON                 $    33.1         $    32.5            (32.5)         (100.0%)
                                           ============================================================

EARNINGS PER SHARE (EPS): (5)
   Basic                                   $    0.81         $    0.83         $  (0.02)          (2.4%)
   Diluted                                 $    0.79         $    0.81         $  (0.02)          (2.5%)

SHARES USED IN COMPUTING EPS: (5)
   Basic                                        40.6              39.3
   Diluted                                      41.9              40.2

-------------------------------------------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

See Schedule 7 for a reconciliation of reported to as adjusted amounts.

R.H. DONNELLEY CORPORATION                                         SCHEDULE 4
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)


AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE
------------------------------------------------------------------------------------------------------
                                              SIX MONTHS ENDED JUNE 30,
                                         ---------------------------------
                                              2004              2003                   VARIANCE
                                         AS ADJUSTED (2)   AS ADJUSTED (2)         $              %
------------------------------------------------------------------------------------------------------
Net revenue (1)                            $   288.4         $   287.1         $    1.3            0.5%

Expenses                                       138.9             135.0             (3.9)          (2.9%)

Depreciation and amortization                   29.3              32.5              3.2            9.8%

Partnership income                              58.7              59.0             (0.3)          (0.5%)
                                           -----------------------------------------------------------

OPERATING INCOME                               178.9             178.6              0.3            0.2%

Interest expense, net                          (77.8)            (89.5)            11.7           13.1%
                                           -----------------------------------------------------------
PRE-TAX INCOME                                 101.1              89.1             12.0           13.5%

Tax provision                                  (39.9)            (34.3)            (5.6)         (16.3%)
                                           -----------------------------------------------------------

NET INCOME                                      61.2              54.8              6.4           11.7%

Preferred dividend (3)                            --                --               --            0.0%
                                           -----------------------------------------------------------
INCOME AVAILABLE TO COMMON                 $    61.2         $    54.8              6.4           11.7%
                                           ===========================================================

EARNINGS PER SHARE (EPS): (5)
   Basic                                   $    1.51         $    1.40         $   0.11            7.9%
   Diluted                                 $    1.46         $    1.37         $   0.09            6.6%

SHARES USED IN COMPUTING EPS: (5)
   Basic                                        40.5              39.1
   Diluted                                      41.8              39.9

------------------------------------------------------------------------------------------------------


See accompanying Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

See Schedule 8 for a reconciliation of reported to as adjusted amounts.

R.H. DONNELLEY CORPORATION                                          SCHEDULE 5
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

AMOUNTS IN MILLIONS
----------------------------------------------------------------     ---------      ---------      -----------
                                                                      June 30,      March 31,      December 31,
                                                                        2004          2004            2003
----------------------------------------------------------------     ---------      ---------      -----------
Assets
      Cash and cash equivalents                                      $    10.6      $     9.3       $     7.7
      Accounts receivable, net                                           223.5          221.9           211.0
      Deferred directory costs                                            35.2           37.5 (1)        33.0 (1)
      Prepaid expenses and other                                          85.8           23.3 (1)        32.9 (1)
                                                                     ---------      ---------       ---------
TOTAL CURRENT ASSETS                                                     355.1          292.0           284.6

      Partnership investment                                             174.2          167.6           175.7
      Fixed assets and computer software, net                             28.0           21.6            20.6
      Intangible assets, net                                           1,840.3        1,852.7         1,865.2
      Other non-current assets                                            91.0           91.5            95.6
      Goodwill                                                            97.0           97.0            97.0
                                                                     ---------      ---------       ---------
TOTAL ASSETS                                                         $ 2,585.6      $ 2,522.4       $ 2,538.7
                                                                     =========      =========       =========


LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
SHAREHOLDERS' EQUITY (DEFICIT)
      Accounts payable and accrued liabilities                          $ 50.0         $ 54.7          $ 33.5
      Deferred directory revenue                                         227.8          230.0           216.5
      Current portion of long-term debt                                   28.9           39.1            49.6
                                                                     ---------      ---------       ---------

TOTAL CURRENT LIABILITIES                                                306.7          323.8           299.6

      Long-term debt                                                   1,913.8        1,964.4         2,042.5
      Deferred income taxes, net                                         125.5           36.5            33.6
      Other non-current liabilities                                       27.0           26.1            21.0
                                                                     ---------      ---------       ---------
TOTAL LIABILITIES                                                      2,373.0        2,350.8         2,396.7

Redeemable convertible preferred stock                                   207.0          202.6           198.2

Shareholders' Equity (deficit)                                             5.6          (31.0)          (56.2)
                                                                     ----------     ---------       ---------

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)                             $ 2,585.6      $ 2,522.4       $ 2,538.7
                                                                     =========      =========       =========

----------------------------------------------------------------     ---------      ---------      -----------


 (1) Reflects reclassification of $4.2 million and $4.9 million from deferred directory costs to prepaid expenses at March 31, 2004 and December 31, 2003, respectively, for deferred sales commissions paid prior to the directory publication.

R.H. DONNELLEY CORPORATION                                         SCHEDULE 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2004

(UNAUDITED)

AMOUNTS IN MILLIONS
-----------------------------------------------------        ------------------          ----------------
                                                                  REPORTED                   REPORTED
                                                             THREE MONTHS ENDED          SIX MONTHS ENDED
Operating activities:                                           JUNE 30, 2004             JUNE 30, 2004
                                                             ------------------          ----------------
Net income                                                       $  33.1                     $   61.2
Depreciation and amortization                                       14.9                         29.3
Deferred income tax                                                 21.6                         39.9
Cash (less than) in excess of partnership income                    (6.6)                         1.7
Changes in working capital                                         (26.1)                        (5.1)
Other                                                               15.9                         20.5
                                                                 -------                     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           52.8                        147.5

INVESTMENT ACTIVITIES:
Additions to fixed assets and computer software                     (6.0)                        (8.9)
                                                                 -------                     --------
NET CASH USED IN INVESTING ACTIVITIES                               (6.0)                        (8.9)

FINANCING ACTIVITIES:
Increase in checks not yet presented for payment                    13.7                          9.5
Repayment of debt                                                  (60.9)                      (149.5)
Proceeds from option exercises                                       1.7                          4.3
                                                                 -------                     --------
NET CASH USED IN FINANCING ACTIVITIES                              (45.5)                      (135.7)

Increase in cash and cash equivalents                                1.3                          2.9

Cash and cash equivalents, beginning of period                       9.3                          7.7
                                                                 -------                     --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $  10.6                     $   10.6
                                                                 =======                     ========

-----------------------------------------------------            -------                     --------

R.H. DONNELLEY CORPORATION                                        SCHEDULE 7
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF REPORTED TO AS ADJUSTED

(UNAUDITED)

AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE
-------------------------------------       ------------------------------------      ------------------------------------
                                             THREE MONTHS ENDED JUNE 30, 2004           THREE MONTHS ENDED JUNE 30, 2003
                                            ------------------------------------      ------------------------------------
                                             REPORTED  ADJUSTMENTS   AS ADJUSTED       REPORTED   ADJUSTMENTS  AS ADJUSTED
-------------------------------------       ------------------------------------      ------------------------------------
Net revenue (1)                               $144.6                    $144.6          $ 38.6     $105.0  (6)    $143.6

Expenses                                        72.4                      72.4            47.0       19.4  (6)      66.4

Depreciation and amortization                   14.9                      14.9            16.4          -           16.4
                                            -----------------------------------       -----------------------------------
Total expenses                                  87.3          -           87.3            63.4       19.4           82.8

Partnership income                              34.8                      34.8            35.3          -           35.3
                                            -----------------------------------       -----------------------------------
OPERATING INCOME                                92.1          -           92.1            10.5       85.6           96.1

Interest expense, net                          (37.5)                    (37.5)          (43.3)         -          (43.3)

Other income, net                                  -                         -             0.7       (0.7) (12)        -
                                            -----------------------------------       -----------------------------------
PRE-TAX INCOME (LOSS)                           54.6          -           54.6           (32.1)      84.9           52.8

Tax (provision) benefit                        (21.5)                    (21.5)           13.2      (33.5) (7)     (20.3)
                                            -----------------------------------       -----------------------------------
NET INCOME (LOSS)                               33.1          -           33.1           (18.9)      51.4           32.5

Preferred dividend                               5.4       (5.4) (3)         -             6.0       (6.0) (3)         -
                                            -----------------------------------       -----------------------------------
INCOME (LOSS) AVAILABLE TO COMMON             $ 27.7      $ 5.4         $ 33.1          $(24.9)    $ 57.4         $ 32.5
                                            ===================================       ===================================

EARNINGS PER SHARE (EPS): (4), (5)
   Basic                                      $ 0.68     $ 0.13         $ 0.81          $(0.81)    $ 1.64         $ 0.83
   Diluted                                    $ 0.65     $ 0.14         $ 0.79          $(0.81)    $ 1.62         $ 0.81

SHARES USED IN COMPUTING EPS: (4), (5)
   Basic                                        31.2        9.4           40.6            30.6        8.7           39.3
   Diluted                                      32.5        9.4           41.9            30.6        9.6           40.2

--------------------------------------      -----------------------------------       -----------------------------------


See accompanying Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                        SCHEDULE 8
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF REPORTED TO AS ADJUSTED AND ADJUSTED PRO FORMA AMOUNTS

(UNAUDITED)

AMOUNTS IN MILLIONS, EXCEPT EARNINGS PER SHARE
---------------------------------------  ----------------------------------------     ------------------------------------------
                                              SIX MONTHS ENDED JUNE 30, 2004                SIX MONTHS ENDED JUNE 30, 2003
                                         ----------------------------------------     ------------------------------------------
                                                                            AS                                        ADJUSTED
                                          REPORTED     ADJUSTMENTS      ADJUSTED (1)   REPORTED    ADJUSTMENTS      PRO FORMA (2)
---------------------------------------  ----------------------------------------     -----------------------------------------
Net revenue                               $ 288.4                        $ 288.4        $ 51.0      $ 236.1  (6)       $ 287.1

Expenses                                    138.9                          138.9          89.0         46.0  (6)         135.0

Depreciation and amortization                29.3            -              29.3          32.5            -               32.5
                                         ----------------------------------------     -----------------------------------------
Total expenses                              168.3            -             168.3         121.5         46.0              167.5

Partnership income                           58.7            -              58.7          59.0            -               59.0
                                         ----------------------------------------     -----------------------------------------
TOTAL OPERATING (LOSS) INCOME               178.9            -             178.9         (11.5)       190.1              178.6

Interest expense, net                       (77.8)                         (77.8)        (91.9)         2.4  (11)        (89.5)

Other income                                    -                              -           1.5         (1.5) (12)            -
                                         ----------------------------------------     -----------------------------------------
PRE-TAX (LOSS) INCOME                       101.1            -             101.1        (101.9)       191.0               89.1

Tax (provision) benefit                     (39.9)           -             (39.9)         41.8        (76.1) (7)         (34.3)
                                         ----------------------------------------     -----------------------------------------
Net (loss) income                            61.2            -              61.2         (60.1)       114.9               54.8

Preferred dividend                           10.7        (10.7)                -          48.1        (48.1) (3)             -
                                         ----------------------------------------     -----------------------------------------
NET (LOSS) INCOME AVAILABLE TO COMMON      $ 50.5       $ 10.7            $ 61.2      $ (108.2)     $ 163.0             $ 54.8
                                         ========================================     =========================================

TWO CLASS CALCULATION
EARNINGS PER SHARE (EPS): (4), (5)
   Basic                                   $ 1.25       $ 0.26            $ 1.51       $ (3.56)      $ 4.96             $ 1.40
   Diluted                                   1.20       $ 0.26            $ 1.46       $ (3.56)      $ 4.93             $ 1.37

SHARES USED IN COMPUTING EPS: (4), (5)
   Basic                                     31.1          9.4              40.5          30.4          8.7               39.1
   Diluted                                   32.4          9.4              41.8          30.4          9.5               39.9
---------------------------------------  ----------------------------------------     ------------------------------------------



See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                         SCHEDULE 9
RECONCILIATION TO NON-GAAP MEASURES
(UNAUDITED)


AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
------------------------------------------------------------------------------------------------------    ---------------------
                                                                                     THREE MONTHS               SIX MONTHS
                                                                                    ENDED JUNE 30,            ENDED JUNE 30,
                                                                                 ---------------------    ---------------------
                                                                                   2004        2003          2004         2003
------------------------------------------------------------------------------------------------------    ---------------------
RECONCILIATION OF PUBLICATION SALES FOR SPRINT-BRANDED DIRECTORIES TO
   NET REVENUE AND ADJUSTED NET REVENUE

Publication sales - Sprint-branded directories                                    $ 137.8     $ 134.9       $ 289.1     $ 282.4
Less: adjustment for changes in directory publication date(s) (8)                                (2.0)                     (4.4)
                                                                                             --------                  --------
Publication sales disclosed in second quarter 2003 earnings release                             132.9                     278.0
Less publication sales for January 2003 directories that will not be
          recognized as revenue due to purchase accounting                                         --                    (102.4)
Less current period publication sales not recognized as
           revenue in current period                                               (115.9)     (111.9)       (176.4)     (149.3)
Plus: net revenue reported in the period for 2003 publication sales,
            excluding publication sales for January 2003                            116.9        10.5         163.3        10.5
                                                                                 --------------------     ---------------------
Net directory advertising revenue on above publication sales                        138.8        31.5         276.0        36.8
Pre-press publishing revenue                                                          4.2         6.0           9.0        12.1
Other revenue                                                                         1.6         1.1           3.4         2.1
                                                                                 --------------------     ---------------------
Net revenue - GAAP                                                                  144.6        38.6         288.4        51.0

Plus: Net revenue that would have been reported for publication sales made prior to acquisition plus all January 2003
             published directories absent purchase accounting                                   105.0                     236.1
                                                                                 --------------------     ---------------------
Net revenue - Adjusted                                                            $ 144.6     $ 143.6       $ 288.4     $ 287.1
                                                                                 ====================     =====================

------------------------------------------------------------------------------------------------------    ---------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                       SCHEDULE 9
RECONCILIATION TO NON-GAAP MEASURES (con't)

(UNAUDITED)

AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
-----------------------------------------------------------------------------------------------       -----------------------
                                                                               THREE MONTHS                 SIX MONTHS
                                                                              ENDED JUNE 30,               ENDED JUNE 30,
                                                                          ---------------------       -----------------------
                                                                            2004         2003           2004           2003
-----------------------------------------------------------------------------------------------       -----------------------
RECONCILIATION OF PUBLICATION SALES AND CALENDAR SALES FOR SBC
  DIRECTORIES WHICH DONTECH SELLS ADVERTISING TO PARTNERSHIP
  INCOME - GAAP

Publication sales (8)                                                     $  89.4       $  90.8        $ 173.5        $ 179.4
Less the value of contracts executed and reported as calendar
            sales in prior periods                                          (83.1)        (86.8)        (164.9)        (173.1)
Plus the value of contracts executed during the period to be
            reported as publication sales in future periods                 113.2         116.1          197.3          199.1
                                                                         ----------------------       -----------------------
Calendar sales (9)                                                        $ 119.5       $ 120.1        $ 205.9        $ 205.4
                                                                         ======================       =======================

Commission revenue from above calendar sales                              $  30.2       $  30.3        $  52.0        $  51.9
Partnership net expenses                                                    (17.7)        (16.8)         (33.3)         (32.0)
                                                                         ----------------------       -----------------------
Partnership profit                                                        $  12.5       $  13.5        $  18.7        $  19.9
                                                                         ======================       =======================
Company's 50% share of partnership profits                                $   6.3       $   6.8        $   9.5        $  10.0
Revenue participation income from above calendar sales                       28.5          28.5           49.2           49.0
                                                                         ----------------------       -----------------------
Partnership income - GAAP                                                 $  34.8       $  35.3        $  58.7        $  59.0
                                                                         ======================       =======================

-----------------------------------------------------------------------------------------------       -----------------------



-----------------------------------------------------------------------------------------------       -----------------------
                                                                               THREE MONTHS                 SIX MONTHS
                                                                              ENDED JUNE 30,               ENDED JUNE 30,
                                                                          ---------------------       -----------------------
                                                                            2004         2003           2004           2003
-----------------------------------------------------------------------------------------------       -----------------------
RECONCILIATION OF NET INCOME (LOSS) - GAAP TO EBITDA AND
    ADJUSTED EBITDA

Net income (loss) - GAAP                                                   $ 33.1       $ (18.9)        $ 61.2        $ (60.1)
Plus tax provision (benefit)                                                 21.5         (13.2)          39.9          (41.8)
Plus interest expense, net                                                   37.5          43.3           77.8           91.9
Plus depreciation and amortization                                           14.9          16.4           29.3           32.5
                                                                         ----------------------       -----------------------
EBITDA                                                                      107.0          27.6          208.2           22.5

Less other income (net) from gain on hedging activity
  recognized in the first quarter of 2003. This gain is
  considered non-operational and is excluded from the as
  adjusted results.                                                                        (0.7)                         (1.5)

Plus revenue from directories that published prior to the
  acquisition plus all January 2003 published directories
  that would have been recognized during the period absent
  purchase accounting adjustments required under GAAP                                     105.0                         236.1
Less expenses from directories that published prior to the
  acquisition that would have been recognized during the period
  absent purchase accounting adjustments required under GAAP                              (19.4)                        (46.0)

                                                                         ----------------------       -----------------------
Adjusted EBITDA (10)                                                      $ 107.0       $ 112.5        $ 208.2        $ 211.1
                                                                         ======================       =======================

-----------------------------------------------------------------------------------------------       -----------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                          SCHEDULE 9
RECONCILIATION TO NON-GAAP MEASURES (con't)
(UNAUDITED)



AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS
-----------------------------------------------------------------------------------------------       -----------------------
                                                                               THREE MONTHS                 SIX MONTHS
                                                                              ENDED JUNE 30,               ENDED JUNE 30,
                                                                          ---------------------       -----------------------
                                                                            2004         2003           2004           2003
-----------------------------------------------------------------------------------------------       -----------------------

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

Cash flow from operations - GAAP                                          $  52.8       $  42.7        $ 147.5        $ 131.5
Less: additions to fixed assets and computer software                        (6.0)         (3.0)          (8.9)          (5.5)
                                                                         ----------------------       -----------------------
Free cash flow                                                            $  46.8       $  39.7        $ 138.6        $ 126.0
                                                                         ======================       =======================

-----------------------------------------------------------------------------------------------       -----------------------


-----------------------------------------------------------------------------------------------       -----------------------
                                                                               THREE MONTHS                 SIX MONTHS
                                                                              ENDED JUNE 30,               ENDED JUNE 30,
                                                                          ---------------------       -----------------------
                                                                            2004         2003           2004           2003
-----------------------------------------------------------------------------------------------       -----------------------

RECONCILIATION OF DILUTED SHARES OUTSTANDING - GAAP TO DILUTED
    SHARES OUTSTANDING - AS ADJUSTED

Diluted shares outstanding - GAAP                                            32.5          30.6           32.4           30.4
Additional diluted shares outstanding assuming the preferred stock
     is converted to common stock at the beginning of the period              9.4           9.6            9.4            9.5
                                                                         ----------------------       -----------------------
Diluted shares outstanding - as adjusted                                     41.9          40.2           41.8           39.9
                                                                         ======================       =======================

-----------------------------------------------------------------------------------------------       -----------------------



-----------------------------------------------------------------------------------------------       -----------------------
                                                                               THREE MONTHS                 SIX MONTHS
                                                                              ENDED JUNE 30,               ENDED JUNE 30,
                                                                          ---------------------       -----------------------
                                                                            2004         2003           2004           2003
-----------------------------------------------------------------------------------------------       -----------------------
RECONCILIATION OF DILUTED EARNINGS PER SHARE - GAAP TO DILUTED
    EARNINGS PER SHARE - AS ADJUSTED

Diluted earnings per share - GAAP                                         $  0.65       $ (0.81)       $  1.20        $ (3.56)
Anti-dilutive effect of converting preferred stock to common
     stock at the beginning of the period                                    0.14          1.62           0.26           4.93
                                                                         ----------------------       -----------------------
Diluted earnings per share - as adjusted                                  $  0.79       $  0.81        $  1.46        $  1.37
                                                                         ======================       =======================

-----------------------------------------------------------------------------------------------       -----------------------

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                          SCHEDULE 9
RECONCILIATION OF NON-GAAP MEASURES (con't)
(UNAUDITED)


AMOUNTS IN MILLIONS
--------------------------------------------------------------------------------------------------
                                                                                   FULL YEAR 2004
                                                                                       OUTLOOK
--------------------------------------------------------------------------------------------------
RECONCILIATION OF PUBLICATION SALES OUTLOOK AND CALENDAR SALES OUTLOOK FOR SBC
  DIRECTORIES WHICH DONTECH SELLS ADVERTISING TO PARTNERSHIP INCOME - GAAP
  OUTLOOK

DonTech publication sales outlook (8)                                                 $ 390.3
Less the value of contracts executed and reported as calendar
            sales in prior periods                                                     (133.8)
Plus the value of contracts executed during the period to be
            reported as publication sales in future periods                             133.3
                                                                                      -------
DonTech Calendar sales outlook (9)                                                    $ 389.9
                                                                                      =======

Commission revenue outlook from above calendar sales                                  $  97.5
Partnership net expenses outlook                                                        (66.5)
                                                                                      -------
Partnership profit outlook                                                            $  31.0
                                                                                      =======
Donnelley's 50% share of partnership profits outlook                                     15.5
Revenue participation income from above calendar sales outlook                           95.5
                                                                                      -------
Partnership income - GAAP outlook                                                     $ 111.0
                                                                                      =======

Reconciliation of net income outlook to EBITDA outlook

NET INCOME OUTLOOK - GAAP                                                             $ 116.0
Plus expected tax provision                                                              76.0
Plus expected interest expense, net                                                     164.0
Plus expected depreciation and amortization                                              59.0
                                                                                      -------
EBITDA outlook (10)                                                                   $ 415.0
                                                                                      =======


RECONCILIATION OF CASH FLOW FROM OPERATIONS OUTLOOK TO
     FREE CASH FLOW OUTLOOK

CASH FLOW FROM OPERATIONS OUTLOOK - GAAP                                              $ 312.0
Less expected fixed asset and computer software additions                               (15.0)
                                                                                      -------

Free cash flow outlook                                                                $ 297.0
                                                                                      =======
---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                 FULL YEAR 2004
                                                                                     OUTLOOK
------------------------------------------------------------------------------------------------
DEBT / EBITDA OUTLOOK

Debt at June 30, 2004                                                               $ 1,942.7
EBITDA outlook                                                                      $   415.0
Debt / EBITDA outlook                                                                     4.7
------------------------------------------------------------------------------------------------


See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

R.H. DONNELLEY CORPORATION                                        SCHEDULE 10
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
       AND NON-GAAP MEASURES


(1) Revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2) The 2004 as adjusted results assume the conversion of the preferred shares to common shares. The 2003 as adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories that published prior to the acquisition plus all January, 2003 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for a detail of all adjustments to the reported GAAP results.

(3) As adjusted results for both 2003 and 2004 exclude the entire preferred dividend because the as adjusted results assume the preferred shares were completely converted to common shares at the beginning of the period and therefore no dividends would have been payable.

(4) On a reported basis, basic EPS are calculated under the "two-class" method which requires earnings available to common shareholders, after deducting preferred stock dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS is then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus dilutive potential common stock.

(5)  On an adjusted basis, basic and diluted EPS are calculated as net income
     (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period. Assuming the preferred stock was converted at the beginning of the period, basic and diluted shares would have been
     9.4 million shares higher for 2004 and 8.7 million shares higher for 2003.

(6) Represents the revenue and direct costs for directories that published prior to the acquisition plus all January 2003 directories that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP and includes the effect of differences between SPA and RHD historical and current accounting policies.

(7)  Represents the tax effect of adjustments.

(8) Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and maintain comparability.

(9) Calendar sales represent the value of actual sales contracts executed during the period. Calendar sales are a relevant metric for DonTech as our share of DonTech profits and revenue participation income are based on DonTech calendar sales.

(10) Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. This schedule reconciles Net Income (loss) -GAAP to EBITDA and adjusted EBITDA.

R.H. DONNELLEY CORPORATION                                         SCHEDULE 10
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF INCOME
          AND NON-GAAP MEASURES  (CON'T)

(11) Represents the write-off of deferred financing costs on pre-acquisition debt that was refinanced at the closing of the acquisition. This write-off is considered non-operational and is excluded from the as adjusted results.

(12) Represents the gain on hedging activity recognized in the first quarter of 2003. This gain is considered non-operational and is excluded from the as adjusted results.